UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2019

JMP Group LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36802	47-1632931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100, San Francisco, California 94111
(Address of Principal Executive Offices, including zip code)

415-835-8900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Shares representing limited liability company interests in JMP Group LLC	JMP	New York Stock Exchange
JMP Group Inc. 8.00% Senior Notes due 2023	JMPB	New York Stock Exchange
JMP Group Inc. 7.25% Senior Notes due 2027	JMPD	New York Stock Exchange

Item 7.01. Regulation FD Disclosure.

JMP Group LLC (the “Registrant”) is announcing that it will participate in the Barrington Research Spring Investment Conference on Thursday, May 23, 2019, in Chicago, Illinois. The Registrant will hold one-on-one meetings with institutional investors. A copy of the materials presented by the Registrant will be made available in advance on the “Events & Presentations” page of the “Investor Relations” section of the Registrant's website, at http://www.jmpg.com.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group LLC

Date: May 22, 2019	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Officer